UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2022

Mobiv Acquisition Corp

(Exact name of registrant as specified in its charter)

Delaware	001-41464	87-4345206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Library Avenue, Suite 204

Newark, Delaware 19711

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 302-738-6680

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, par value $0.000001 per share, and one warrant to acquire one share of Class A common stock	MOBVU	The Nasdaq Stock Market LLC
Class A common stock included as part of the Units	MOBV	The Nasdaq Stock Market LLC
Warrants included as part of the Units	MOBVW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On September 23, 2022, Mobiv Acquisition Corp. (the “Company”) announced that the holders of the Company’s units (the “Units”) may elect to separately trade the Class A common stock, par value $0.000001 per share (the “Class A Common Stock”), and warrants (the “Warrants”) included in the Units commencing on September 26, 2022. Each Unit consists of one Class A Common Stock and one Warrant to purchase one Class A Common Stock. Any Units not separated will continue to trade on The Nasdaq Stock Market LLC (the “Nasdaq”) under the symbol “MOBVU.” Any underlying Class A Common Stock and Warrants that are separated are expected to trade on the Nasdaq under the symbols “MOBV” and “MOBVW,” respectively. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the holders’ Units into Class A Common Stock and Warrants.

A copy of the press release issued by the Company announcing the separate trading of the securities underlying the Units is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 23, 2022.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mobiv Acquisition Corp.

By:	/s/ Peter Bilitsch
Name:	Peter Bilitsch
Title:	Chief Executive Officer

Dated: September 23, 2022

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